Exhibit 23 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-179138, 333-201706, 333-220893, 333-251572, 333-258170, 333-258017, 33-258019, 333-275047, and 333-275048) on Form S-8, and registration statement (No. 333-256401) of Form S-4 of our report dated July 21, 2025, with respect to the consolidated financial statements and financial statement schedule II - Valuation and Qualifying Accounts of MillerKnoll, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
July 21, 2025